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                                                                     EXHIBIT 4.1

                        UNANIMOUS WRITTEN CONSENT OF THE

       (1)    BOARD OF DIRECTORS OF NEXT GENERATION MEDIA CORP.

              The undersigned, being all the members of the Board of Directors (the "Board of Directors") of NEXT GENERATION MEDIA CORP., a Nevada corporation (the "Corporation"), pursuant to Sections 78.315, 78.390 and 78.403 of the General Corporation Law of the State of Nevada (the "NGCL"), do hereby take the following actions as of December 14, 1998, by unanimous written consent in lieu of a special meeting and do hereby consent that the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Board of Directors of the Corporation, duly called and held for the purpose of acting upon proposals to adopt such resolutions. Each of the undersigned does hereby waive all formal requirements, including the necessity of holding a formal meeting and any requirements that notice of such meeting be given.

              The following resolutions are hereby adopted:

    WHEREAS, the undersigned constitute all of the members of the Board of Directors of the Company, and the Bylaws of the Company and the corporation laws of the State of Nevada permit actions without a meeting of the directors if all of the members of the Board of Directors consent to such actions in writing;

    WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to purchase all of the outstanding shares of capital stock of United Marketing Solutions Inc., a Virginia corporation ("UMSI"), and as the sole shareholder of United Merger Company Inc. ("Newco"), for the Corporation and Newco to engage in certain transactions in connection with the merger of Newco into UMSI (the "Merger") with the result that UMSI will become a wholly owned subsidiary of the Corporation and, in connection with and to facilitate the Merger, the Board of Directors has determined that it is in the best interests of the Corporation to engage in certain other transactions including a purchase of the Series C Preferred Shares and subordinated debt of UNICO, Inc., a Delaware corporation ("Unico") and the sale of certain shares of the Corporation for cash and securities to Gerard R. Bernier, Gerald Bomstad, Jr., Leon Zajdel and T.C. Equities, Ltd., a Bahamian corporation (collectively, with the Merger, the "Transactions"); and

    WHEREAS, due to changed circumstances, representatives of the Corporation have revised, amended and restated certain of the documents related to the Transactions previously executed; and

    WHEREAS, there have been presented to the Board of Directors drafts of various documents related to the Transactions (the "Transaction Documents"), including, among others:

       1. a draft of the Amended and Restated Stock Purchase Agreement and Agreement of Merger among Unico, UMSI, Newco and the Corporation (attached hereto as Exhibit A);

       2. a draft of the Amended and Restated Stock Purchase and Shareholders Agreement among Gerard Bernier ("Bernier"), Joel Sens ("Sens"), Lawrence Grimes ("Grimes"), Kenneth Brochin ("Brochin"), David Grossman, Jeffrey Sens and the Corporation (the "Shareholder Agreement") (attached hereto as Exhibit B);

       3. a draft Consulting Agreement between Sens and the Corporation (the "Consulting Agreement") (attached hereto as Exhibit C);


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       4.     a draft Release and Waiver to be executed by the Corporation
              (attached hereto as Exhibit D);

       5. a draft Stock Purchase Agreement between Unico and the Corporation (attached hereto as Exhibit E);

       6. a draft Amended and Restated Stock Purchase Agreement between T.C. Equities Ltd., a Bahamian corporation ("T.C. Equities") and the Corporation (attached hereto as Exhibit F);

       7. a draft Amended and Restated Securities Subscription Agreement between T.C. Equities and the Corporation (attached hereto as Exhibit G); and

       8. a draft Amended and Restated Escrow Agreement among T.C. Equities, the Law Offices of Shane Henty Sutton and the Corporation (attached hereto as Exhibit H); and

    WHEREAS, for purposes of establishing the terms on which Bernier shall become the President and Chief Executive Officer ("CEO") of the Corporation upon the consummation of the Transactions, the Board of Directors wishes to state the terms of such engagement; and

    WHEREAS, in connection with the Transactions and the Transaction Documents, it is deemed to be in the best interests of the Corporation to reserve (a) 150,000 shares of the common stock (par value $0.01 per share) of the Corporation ("Common Stock") for issuance in the future to employees and representatives of the Corporation at the discretion of and upon the determination of the Board of Directors; (b) 500,000 shares of Common Stock for issuance of 250,000 shares to each of Bernier, upon the terms stated herein, and Sens, upon the terms described in the Consulting Agreement; and
    (c) 20,000 shares of Common Stock for issuance to Grimes and 97,500 shares of Common stock for issuance to Brochin, each upon the terms stated in the Shareholder Agreement (collectively, the "Reservation of Stock").

                             TRANSACTION RESOLUTIONS

    NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors finds that it is advisable and in the best interests of the Corporation to enter into the Transactions; and

    BE IT FURTHER RESOLVED, each of the Transaction Documents is hereby approved in the form presented, together with all such changes, additions and deletions as to any or all of the terms thereof as any officer executing any such agreements or instruments may deem necessary or desirable, such execution by such officer to be conclusive evidence that he deems all of the terms and provisions thereof to be necessary and advisable; and

    BE IT FURTHER RESOLVED, that each officer, or any of them, is authorized to execute, in the name and on behalf of the Corporation (and, if required, under the Corporation's corporate seal), as the case may be, and deliver any other agreements, certificates, instruments or documents such officer deems necessary, advisable or proper in connection with or pursuant to the Transaction Documents; and

    BE IT FURTHER RESOLVED, that each officer, or any of them, is authorized to attest the signature of any officer executing on behalf of the Corporation any Transaction Documents and any other agreement, certificate or instrument related thereto, and is further authorized to affix the corporate seal thereto; and


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    BE IT FURTHER RESOLVED, that each and every officer of the Corporation, or any of them, is authorized to take any action necessary to pay any expenses incurred by the Corporation in connection with the execution and delivery of or performance under any of the Transaction Documents or any other agreement, instrument or document executed in connection therewith or pursuant thereto; and

    BE IT FURTHER RESOLVED, that each and every officer of the Corporation, or any of them, is authorized to take such action from time to time on behalf of the Corporation as he or she may deem necessary, advisable or proper in order to carry out and perform the obligations of the Corporation under the Transaction Documents executed by the Corporation pursuant to these resolutions and under any other agreements, documents or instruments executed and delivered on behalf of the Corporation pursuant thereto and in connection therewith, and is further authorized to take such action from time to time on behalf of the Corporation as he or she may deem necessary, advisable or proper in order to facilitate the Transactions contemplated thereby; and

    BE IT FURTHER RESOLVED, that each officer, or any of them, be and hereby is authorized to certify to any parties to Transaction Documents or other agreements, documents or instruments executed pursuant to these resolutions a copy of these resolutions and the names and signatures of the Corporation's officers and employees hereby authorized to act in the premises, and such parties are hereby authorized to rely upon such certificate until formally advised by a like certificate of any change therein, and are hereby authorized to rely on any such additional certificates; and

    BE IT FURTHER RESOLVED, that all the actions of the officers and directors of the Corporation to date in connection with the Transaction Documents be, and they hereby are, ratified, approved and confirmed.

                          RESERVATION OF CAPITAL STOCK

    NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors approves the Reservation of Stock for issuance according to the terms of the respective Transaction Documents described above and, in the case of Bernier, the terms described herein;

    BE IT FURTHER RESOLVED, that the President and Secretary of the Corporation are authorized and empowered to issue shares of Common Stock to such persons in the amounts and for the consideration set forth in the Transaction Documents and, in the case of Bernier, according to the terms described herein;

    BE IT FURTHER RESOLVED, that the shares of common stock issued by the Corporation pursuant to the foregoing resolution shall be evidenced by certificates that shall have placed prominently thereon all legends required by federal law, Nevada law, the Certificate of Incorporation and/or the Bylaws;

    BE IT FURTHER RESOLVED, that each share of common stock issued by the Corporation pursuant to the foregoing resolution shall be a duly and validly issued, fully paid and nonassessable share; and

    BE IT FURTHER RESOLVED, that the President and Secretary of the Corporation are authorized, directed and empowered on behalf of the Corporation and in its name to execute any applications, certificates, agreements, or any other instruments or documents or amendments or supplements thereto, or to do and to cause to be done any and all other acts and things as such officers may in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolution.


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                        EMPLOYMENT AGREEMENT FOR BERNIER

    NOW, THEREFORE, BE IT RESOLVED, that Bernier be, and is hereby, appointed to the office of President and CEO of the Corporation, which office he shall hold in addition to his current appointment as the President and CEO of UMSI (which shall become a subsidiary of the Corporation upon the consummation of the Transactions); and

    BE IT FURTHER RESOLVED, that such appointment shall initially be for a term of two (2) years, commencing upon the effective date of the Merger; and

    BE IT FURTHER RESOLVED, that the Board of Directors of the Corporation approves the following terms of compensation for Bernier as follows:

       1) The Corporation shall issue as of the effective date of the Merger to Bernier an option to purchase two hundred fifty thousand (250,000) shares of its Common Stock at a price of $0.02 per share, as compensation for Bernier's acceptance to serve as the President and CEO of the Corporation. Such option shall be exercisable by Bernier in blocks of the number of shares specified by Bernier from time to time as Bernier may determine best to suit his individual tax and financial planning. Upon demand such shares or such portions thereof as Bernier shall designate, shall from time to time be registered for sale pursuant to the Securities Act of 1933, as amended, at the sole expense of the Company. The option described herein shall become effective as of the effective date of the Merger.

       2) The Corporation shall further issue, under the same terms and conditions, and subject to the same registration requirements, one hundred thousand (100,000) shares of Common Stock (as adjusted, if necessary, to reflect any stock splits or reverse splits from the date hereof), at the end of each one year term to which Bernier is so appointed by the Board of Directors; and

    BE IT FURTHER RESOLVED, that such compensation shall be separate from, and in addition to, Bernier's compensation pursuant to his employment agreement with UMSI, which is hereby ratified and approved; and

    BE IT FURTHER RESOLVED, that upon the effective date of the Merger, Bernier shall be, and hereby is, appointed as a director and Chairman of the Corporation's Board of Directors; and

    BE IT FURTHER RESOLVED, that this action with regard to Bernier's employment shall, upon its execution by all of the directors of the Corporation, be effective as of the effective date of the Merger; and, with respect to the matters treated in the above action, shall remain in full force and effect until all of the Corporation's and UMSI's rights, duties, powers and privileges with respect to such matters shall have been fully ratified, performed, discharged, released or otherwise concluded or terminated.

                          GENERAL AUTHORITY RESOLUTION

    NOW, THEREFORE, BE IT RESOLVED, that the President and Secretary of the Corporation are authorized, directed and empowered on behalf of the Corporation and in its name to execute any applications, certificates, agreements, or any other instruments or documents or amendments or supplements thereto, or to do and to cause to be done any and all other acts and things as such officers may in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

                      [SIGNATURES APPEAR ON THE NEXT PAGE]


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       IN WITNESS WHEREOF, the undersigned, being all of the members of the
Board of Directors, have executed this consent as of the day and year first above written. This consent may be executed by facsimile.



                                                 /s/  Larry Grimes
                                               ----------------------------
                                               Lawrence Grimes,
                                                President and Director

                                                 /s/  Kenneth Brochin
                                               ----------------------------
                                               Kenneth Brochin,
                                                Secretary, Treasurer and
                                                       Director

                                                 /s/  David Grossman
                                               ----------------------------
                                               David Grossman
                                                Director

                                                 /s/  Jeffrey Sens
                                               ----------------------------
                                               Jeffrey Sens
                                                Director

                                                 /s/  Peter Collins
                                               ----------------------------
                                               Peter Collins
                                                Director